Exhibit 16

March 19, 2015

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Grant Thornton LLP 757 Third Avenue, 9th Floor New York, NY 10017 T 212.599.0100 F 212.370.4520 www.GrantThornton.com

Re:   Flushing Financial Corporation
File No. 001-33013

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Flushing Financial Corporation dated February 27, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP U.S. member firm of Grant Thornton International Ltd